Exhibit 8.1

AVOCATS

Chaussée de La Hulpe 120 1000 Brussels T +32 2 566 8000 F +32 2 566 8001	Brussels, 5 May 2015 75013602 Galapagos / Project Canaan Galapagos NV Generaal De Wittelaan, L11 A3 2800 Mechelen Belgium (the “Addressee”)

Ladies and Gentlemen,

We have acted as Belgian legal counsel to Galapagos NV, a limited liability company (naamloze vennootschap/société anonyme) organised and existing under the laws of the Kingdom of Belgium, having its registered office at Generaal De Wittelaan, L11 A3, 2800 Mechelen, Belgium, and registered with the Crossroad Bank for Enterprises under number 0466.460.429 (the “Company”) on certain legal matters of Belgian law in connection with the Company’s registration statement (the “Registration Statement”) on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”), in respect of the Company’s proposed initial public offering (the “IPO”) of American Depositary Shares (“ADSs”), representing ordinary shares of the Company (the “Offer Shares”) covered by the Registration Statement to which this opinion is an exhibit (the “Transaction”). The Offer Shares will comprise:

a.      new ordinary shares with no nominal value per share to be issued by the Company pursuant to a capital increase resolved by the board of directors of the Company on May 5, 2015 (the “New Shares”); and

b.      additional new ordinary shares with no nominal value per share to be issued at the option of the underwriters in order to cover over-allotments (the “Additional Shares”).

This opinion letter is solely given for the information of the Addressee. It may only be relied upon in connection with the Registration Statement by the Addressee and by the purchasers to which the New Shares have been allocated as part of the Transaction. However, purchasers of the Offer Shares should consult their own tax advisors or counsel, particularly with respect to the personal tax consequences of the investment, which may vary for investors in different situations. This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in any document.

Amsterdam

Brussels

London

Luxemburg

New York

Rotterdam

NautaDutilh, société civile sous la forme d’une SPRL, RPM Bruxelles – TVA: BE 0479.249.878.

The section headings used in this opinion letter are for convenience or reference only and are not to affect its construction or be taken into consideration in its interpretation.

This opinion letter sets out our opinion on certain matters of Belgian tax law as at today’s date and as generally interpreted and applied by the Belgian courts and authorities on the same date. This opinion may be affected by amendments to the tax law or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof, which might be enacted or applied with retroactive effect for the current tax assessment period. The opinion and statements expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with, Belgian law. Unless otherwise specifically stated herein, we do not express any opinion on tax law, on public international law or on the rules promulgated under or by any treaty organisation, except insofar as such rules are directly applicable in Belgium, nor do we express any opinion on Belgian or European competition law. No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments and/or changes under Belgian law subsequent to today’s date.

As Belgian lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Registration Statement and the Underwriting Agreement under any applicable law other than Belgian law and the obligations of the parties thereto, and we have made no investigation of such meaning and purport. Our review of the Registration Statement and the Underwriting Agreement, has therefore been limited to the terms of such documents as they appear to us on their face.

In this opinion letter, legal concepts are expressed in English terms. The Belgian legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Belgian legal concepts described by the English terms.

In rendering the opinions expressed herein, we have exclusively reviewed and relied upon the documents set out in Exhibit A to this opinion letter (the “Documents”), together with such other publicly available documents as we have considered it necessary or desirable. We have not investigated or verified any factual matter disclosed to us in the course of our review, nor do we opine on the accuracy of representations and warranties contained in documents reviewed by us.

The opinions expressed in this opinion letter are to be construed and interpreted in accordance with Belgian law. The competent courts at Brussels, Belgium have exclusive jurisdiction to settle any issues of interpretation or liability arising out of or in connection with this opinion letter and all matters related to the legal relationship between yourself and NautaDutilh BVBA/SPRL, as well as between the purchasers of the New Shares and NautaDutilh BVBA/SPRL, including the above submission to jurisdiction, are governed by Belgian law and the general terms and conditions of NautaDutilh BVBA/SPRL[1].

ASSUMPTIONS

For the purposes of this opinion letter, we have assumed that:

a.	all documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same; all documents reviewed by us as drafts of documents or as fax, photo or electronic copies of originals are in conformity with the originals thereof (which have been or will be executed) and such originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same;

b.	the Documents have been (or will be) duly executed on behalf of any party thereto other than the Company and constitute or will constitute under any applicable law other than Belgian law, the legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms;

c.	the principal place of business (voornaamste vestiging/établissement principal) and the place of effective management of the Company are located in Belgium and the Company is fiscally resident in Belgium;

d.	the statements of facts contained in the Documents are accurate and up-to-date as of the date hereof;

e.	the Documents examined by us in draft form have been, and for those that have not been executed yet, will be executed substantially in such form on or before the delivery of the Offer Shares to the Underwriters under the Underwriting Agreement (as defined in Exhibit A);

[1]	The applicable general terms and conditions of NautaDutilh BVBA/SPRL can be found at all times at www.nautadutilh.com.

f.	the respective parties to all Documents and all person having obligations thereunder will act in all respects at all relevant times in compliance with the requirements and provisions of the Documents;

g.	no person will conduct activities on behalf of the Company other than as contemplated by the Documents; and

h.	the opinion given in this opinion letter will not be affected by any foreign law.
OPINION Based upon and subject to the foregoing and subject to any matters, documents or events not disclosed to us, we express the following opinion:

•	the legal statements set forth in the Registration Statement under the heading “Material United States and Belgian Income Tax Considerations - Belgian Tax Consequences”, insofar as such statements discuss the material Belgian tax consequences of the ownership of ADSs by a U.S. holder of ADSs, represent our opinion with respect to and limited to the matters referred to therein.

*

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours faithfully,

/s/ NautaDutilh BVBA/SPRL

NautaDutilh BVBA/SPRL

EXHIBIT A LIST OF DOCUMENTS

1.	a copy of the Form F-1 Registration Statement under the Securities Act of 1933, dated May 5, 2015;

2.	the form of underwriting agreement proposed to be entered into by the Company, Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named therein, filed as an exhibit to the Registration Statement (the “Underwriting Agreement”);

3.	the form of the amended and restated deposit agreement proposed to be entered into by and between the Company, Citibank, N.A., (as Depositary) and The Holders and Beneficial Owners of American Depositary Shares issued thereunder (the “Amended and Restated Deposit Agreement”).